Exhibit 10.1

THIRD AMENDMENT TO

THE LOAN PURCHASE AND

SALE AGREEMENT

THIS THIRD AMENDMENT TO THE LOAN PURCHASE AND SALE AGREEMENT entered into on December 24, 2014 (“Agreement”) by and between 1st Financial Bank USA, a bank chartered under the laws of South Dakota and having its principal place of business at 331 Dakota Dunes Boulevard, Dakota Dunes, SD (“1FB” or “Buyer”) and Shepherd’s Finance, LLC, a Delaware limited liability company and having its principal place of business at 12627 San Jose Boulevard, Suite 203, Jacksonville, Florida 32223 (“Shepherd’s” or “Seller”) is made this 12th day of January, 2016 (“Third Amendment”).

WHEREAS, the parties have heretofore executed and delivered the Agreement, as amended by the First Amendment to the Loan Purchase and Sale Agreement, dated January 15, 2015 (the “First Amendment”) and the Second Amendment to the Loan Purchase and Sale Agreement, dated August 6, 2015 (the “Second Amendment”); and

WHEREAS, the parties desire to amend the Agreement on the terms and subject to the conditions set forth herein.

NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows.

1.	Defined Terms. Capitalized terms used in this Third Amendment and not defined herein shall have the meanings set forth in the Agreement

2.	Modifications.

a.	The term “Senior Loan Amount” as defined in Section 1.2 of the Agreement is hereby replaced in its entirety as follows:

“Senior Loan Amount” means the amount (expressed in Dollars) of the portion of an Eligible Loan purchased by Buyer. Unless another amount is set forth in the Loan Notification, such amount shall be equal to the lowest of (i) fifty-five percent (55%) of the Seller-approved value of the Property securing the Loan (as evidenced by an appraisal satisfactory to Buyer in all respects), (ii) Two Hundred Forty-Nine Thousand Nine Hundred Ninety-Nine and 00/100 Dollars ($249,999.00), and (iii) sixty percent (60%) of the maximum principal amount of the Eligible Loan after deducting the loan fee.

b.	Clause (i)(c) on page 2 of Exhibit A to the Agreement is hereby replaced in its entirety as follows:

(c) 60% of loan, less loan fee

3.	Miscellaneous. As amended by this Third Amendment, the Agreement shall continue in full force and effect. No variation, modification or amendment to the Agreement shall be deemed valid or effective unless and until it is signed by the parties hereto. This Third Amendment may be executed in counterparts, each of which once so executed shall be deemed to be original and all of which taken together shall constitute one and the same agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date set forth above.

1st Financial Bank USA		Shepherd’s Finance, LLC

By:	/s/ Michael Maxwell	By:	/s/ Daniel M. Wallach

Name:	Michael Maxwell	Name:	Daniel M. Wallach

Title:	SVP	Title:	CEO

[AMENDMENT NO. 3 TO THE LOAN PURCHASE AND SALE AGREEMENT]